                                                                      EXHIBIT 99

                               DETREX CORPORATION
                                    BOX 5111
                            SOUTHFIELD, MI 48086-5111
                               PH: (248) 358-5800
                               FAX: (248) 358-5803

PRESS RELEASE
                                                                  April 27, 2000


DETREX CORPORATION - (NASDAQ-DTRX)

Contact:          Gerald J. Israel
Phone:            (248) 358-5800
FAX:              (248) 358-5803

                DETREX CORPORATION RENEWS STOCKHOLDER RIGHTS PLAN

         Southfield, Michigan - April 27, 2000 - Detrex Corporation (NASDAQ:
DTRX), a diversified manufacturer of a broad range of chemicals and allied products for manufacturing and service industries, announced today that its Board of Directors has renewed the Company's shareholder rights plan designed to protect its shareholders from unsolicited, coercive takeover proposals.
         An amended and restated plan was adopted in the normal course of updating and extending the shareholder rights plan, which was scheduled to expire on May 4, 2000, and not in response to any acquisition proposal. The expiration date of the rights plan has been extended to May 4, 2010.
         The amended plan reflects prevailing shareholder rights plan terms, including a cashless exchange of the rights at the option of the Board of Directors of the Company.